UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On March 17, 2016, Iconix Brand Group, Inc. (the “Company”) received a notification letter from an Associate Director of NASDAQ Listing Qualifications. The notification letter stated that because the Company has not yet filed its Form 10-K for the year ended December 31, 2015, the Company is no longer in compliance with NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

Under the NASDAQ Listing Rules, the Company has until May 16, 2016, to submit a plan to NASDAQ setting forth how it plans to regain compliance with NASDAQ’s continued listing requirements. If the Company is unable to file its Form 10-K by May 16, 2016, then the Company intends to submit a compliance plan on or prior to that date. The Company does not expect submission of a compliance plan will be necessary as it anticipates filing its Form 10-K for the year ended December 31, 2015 by March 30, 2016.

If submission of a compliance plan is necessary and NASDAQ accepts the Company’s plan, NASDAQ can grant an exception of up to 180 calendar days from the filing’s due date, or until August 29, 2016, to regain compliance. The Company may regain compliance at any time during this 180-day period upon filing with the SEC its Form 10-K, as well as all subsequent required periodic financial reports that are due within that period. If NASDAQ does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel. The NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Select Market.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits

99.1	Press Release dated March 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ David K. Jones
David K. Jones
Executive Vice President and Chief Financial Officer

Date: March 18, 2016